Exhibit 10.8

EXECUTION COPY

SUPPLEMENTAL PAYMENT AGREEMENT

THIS SUPPLEMENTAL PAYMENT AGREEMENT (this “Agreement”), dated as of August 1, 2012, is by and among Prospect Global Resources, Inc., a Delaware corporation (“Prospect”), American West Potash LLC, a Delaware limited liability company (the “Company”), and The Karlsson Group, Inc., an Arizona corporation, (“Karlsson”). Prospect and Karlsson are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

RECITALS

WHEREAS, Prospect and Karlsson entered into that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), whereby Prospect purchased, and Karlsson sold, all of Karlsson’s limited liability company membership interests (the “Membership Interests”), representing fifty percent (50%) of the total limited liability company membership interests, in the Company;

WHEREAS, the Company is now a wholly-owned subsidiary of Prospect; and

WHEREAS, as partial consideration for the Membership Interests, Prospect agreed to pay to Karlsson certain additional consideration in the event of a Company Sale (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

1.                                      Additional Consideration.

a.              In the event a Company Sale is consummated on or before the fourth (4th) anniversary of the date hereof, Prospect shall promptly pay to Karlsson an amount equal to fifteen percent (15%) of the net proceeds (pro-rata in cash or in kind) received, from such Company Sale (the “Supplemental Payment”); provided that, in no event shall the Supplemental Payment exceed Seventy Five Million Dollars ($75,000,000) in cash or the value of the in kind payment.

b.              “Company Sale” shall have the meaning set forth in that certain Senior First Priority Secured Promissory Note, dated as of the date hereof, issued by Prospect in favour of Karlsson.

2.                                      Representations and Warranties. Each Party represents and warrants to the other Party that (i) it is duly formed, validly existing and in good standing under the laws of the state of its organization, (ii) it is duly authorized to execute, deliver and perform this Agreement, (iii) this Agreement is a valid and binding agreement and is fully enforceable against such Party according to the terms of this Agreement, and (iv) it is not a party to any agreement that would prevent it from entering into this Agreement or performing its obligations hereunder.

3.                                      Taxes and Fees. Karlsson shall be responsible for any and all federal, state, local or other required to be paid by Karlsson to any governmental authority or subdivision thereof measured by or related to the transfer, payment or receipt of the Supplemental Payment.

4.                                      Miscellaneous.

a.              Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

b.              Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 4(b)):

If to Karlsson:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-933-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

If to Prospect:	Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, P.C. 9601 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90210 Facsimile: 310-855-3201 E-mail: meisner@eisnerlaw.com Attention: Mr. Michael Eisner

c.               Construction; Representation by Counsel. The Parties acknowledge and agree that they have been represented and advised by counsel in connection with the negotiation and preparation of this Agreement, and this Agreement shall be deemed to have been drafted jointly by the Parties, notwithstanding that one Party or the other may have performed the actual drafting hereof.  This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against any Party, and as a whole, giving effect to all the terms, conditions and provisions hereof.  Whenever the context may require, any provisions used in this Agreement shall include the corresponding masculine, feminine, or neuter forms.

d.              Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

e.               Severability.  If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

f.                Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

g.               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights and obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no consent shall be required for an assignment by Karlsson to a liquidating trust for the benefit of the shareholders of Karlsson.

h.              No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

i.                  Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

j.                 Governing Law; Submission to Jurisdiction.

i.                This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Arizona.

ii.             The Parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in Arizona, and agree that all disputes based on or arising out of this Agreement shall only be submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

k.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

PROSPECT GLOBAL RESOURCES, INC.,
a Delaware corporation

By:	/s/ Wayne Rich
Name: Wayne Rich
Title: Chief Financial Officer

AMERICAN WEST POTASH LLC
a Delaware limited liability company

By:	/s/ Wayne Rich
Name: Wayne Rich
Title: Manager

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:	/s/ Anders Karlsson
Name: Anders Karlsson
Title: President